Exhibit 99.1

For: Cygne Designs, Inc. Cygne Designs, Inc. Jay Furrow, CEO (212) 997-7767, ext. 242

CYGNE DESIGNS, INC.  ANNOUNCES RESIGNATION OF CHAIRMAN OF THE BOARD OF DIRECTORS OF THE COMPANY

New York, New York, October 8, 2008 - Cygne Designs, Inc. (CYDS.PS) today announced the resignation of Bernard Manuel from all positions with the Company and its subsidiaries and affiliates, including his position as Chairman of the Board of the Company and as a member of its Board of Directors.  Mr. Manuel’s resignation was not the result of any disagreement with the Company or its management.

Cygne Designs, Inc. is a designer, merchandiser, manufacturer and distributor of branded and private label women’s denim, casual and career apparel with sales to retailers located in the United States.

Statements contained in this press release, which are not historical facts, are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995.  All forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ from those projected.  Such risks and uncertainties are discussed more fully in the Company’s Annual Report on Form 10-K for the year ended January 31, 2008 and the Company’s other filings with the Securities and Exchange Commission.